UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

April 12, 2012

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 12, 2012, each of Dr. Robert Chanson and Mr. Nicholas Shao notified the Board of Directors of China Recycling Energy Corporation, a Nevada corporation (the “Company”), of his respective decision not to stand for re-election to the Board of Directors at the Company’s 2012 Annual Meeting of Stockholders. Each of Dr. Chanson and Mr. Shao advised the Company that his decision not to stand for re-election was not due to any disagreement with the Company, its management or its other directors. Dr. Chanson, who has served on the Company’s Board of Directors since January 20, 2010, will continue to serve as a director until the Company’s 2012 Annual Meeting of Shareholders, which is expected to be held on May 28, 2012. Mr. Shao, who has served on the Company’s Board of Directors since June 3, 2008, in accordance with the terms of that certain Stockholders Agreement (“Stockholders Agreement”), as amended and restated, between the Company, Carlyle Asia Growth Partners III, L.P, CAGP III Co-Investment, L.P , China Cinda (HK) Asset Management Co., Ltd. and Mr. Guohua Ku, will also continue to serve as a director until the Company’s 2012 Annual Meeting of Shareholders. Following the Company’s 2012 Annual Meeting of Shareholders, Mr. Shao, pursuant to the Stockholders Agreement, will serve the Company’s Board of Directors in an advisory capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation
(Registrant)
Dated: April 17, 2012	/s/ David Chong
David Chong
Chief Financial Officer and Secretary